EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Annual Report of Family Steak Houses of Florida, Inc. on Form 10-K and in Registration Statement Nos. 33-11684, 33-12556, 33-12556 and 333-98327 of Family Steak Houses of Florida, Inc. on Forms S-8 of our report dated March 19, 2004, appearing in the 2003 Annual Report to Shareholders of Family Steak Houses of Florida, Inc.


Deloitte & Touche LLP
Certified Public Accountants
Jacksonville, Florida

March 29, 2004
